                              KING & SPALDING LLP


                                                                     Exhibit 5.1

                                                   1185 Avenue of the Americas
                                                   New York, New York 10036-4003
                                                   Fax: 212/556-2222
                                                   www.kslaw.com



                                                   Direct Dial: 212/556-2100



December 22, 2003





Roper Industries, Inc.
2160 Satellite Boulevard
Duluth, Georgia 30097

         RE:      ROPER INDUSTRIES, INC.--REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as special counsel to Roper Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 filed on the date hereof (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which relates to the public offering by the Company of up to an additional $11,900,000 of debt securities ("Debt Securities"), common stock, 0par value $.01 per share ("Common Stock"), stock purchase contracts ("Stock Purchase Contracts") and equity units ("Equity Units") (collectively, the "Company Securities") to be issued by the Company. The 462(b) Registration Statement relates to the Company's Registration Statement on Form S-3 (File No. 333-110491) filed with the Commission on November 14, 2003 under the Act and Amendment No. 1 to such Registration Statement filed with the Commission on November 28, 2003 and declared effective by the Commission on December 1, 2003 relating to the public offering by the Company of up to $450,000,000 of Company Securities (such Registration Statement, as so amended and as so declared effective, being hereinafter referred to as the "Initial Registration Statement").

         In such capacity, we have examined the form of Indenture filed as an exhibit to the Initial Registration Statement. We have also examined, and have relied as to matters of fact upon, original, certified, conformed or photographic copies of such corporate records of the Company, such other agreements and instruments, such certificates of public officials, officers of the Company and other persons, and such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures on all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or

December 22, 2003
Page 2


photographic copies, and, as to certificates of public officials, we have assumed the same to be accurate and to have been given properly.

         We have assumed that the execution and delivery of, and the performance of all obligations under, the Indenture have been duly authorized by all requisite action by each party thereto, and that such agreement, when executed and delivered by the parties thereto, will have been duly executed and delivered by the parties thereto, and will be a valid and binding agreement of the parties thereto (other than the Company) enforceable against the parties thereto (other than the Company) in accordance with its terms.

         This opinion is limited in all respects to the federal laws of the United States of America and the laws of the States of Delaware and New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing, and the other limitations and qualifications set forth herein, we are of the opinion that:

         (i) The Debt Securities, when the definitive terms and provisions thereof have been duly established and when duly executed and delivered by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the purchasers thereof, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws of affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

         (ii) Any shares of Common Stock, when issued and delivered pursuant to the Registration Statement and paid for by the purchasers thereof, will be duly authorized and validly issued, fully paid and nonassessable shares of Common Stock.

         (iii) The Stock Purchase Contracts, when (a) the underwriting or similar agreement relating to the Stock Purchase Contracts has been duly authorized, executed and delivered by the parties thereto, (b) the board of directors of the Company or a duly authorized committee thereof has taken all necessary corporate action to approve and establish the terms of the Stock Purchase Contracts and to authorize and approve the issuance thereof and (c) the Stock Purchase Contracts have been delivered and paid for by the purchasers thereof, the Stock Purchase Contracts will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws of affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

December 22, 2003
Page 3

         (iv) The Equity Units, when (a) the underwriting or similar agreement for the Equity Units has been duly authorized, executed and delivered by the parties thereto, (b) the board of directors of the Company or a duly authorized committee thereof has taken all necessary corporate action to approve and establish the terms of the Equity Units and to authorize and approve the issuance thereof and (c) the Equity Units have been delivered and paid for by the purchasers thereof, the Equity Units will be validly issued, fully paid and nonassessable.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Initial Registration Statement.



                                                        Very truly yours,

                                                        /s/ King & Spalding LLP